EXHIBIT 3.1

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

ARTICLES OF AMENDMENT

Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting Article V, Section 5.3.6(e) of the Charter in its entirety and substituting in lieu thereof the following:

“(e) Except as set forth in the preceding paragraph, unless full cumulative dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Series A Preferred Stock have been, or are concurrently therewith, declared and paid or declared and set apart for payment for all past Dividend Periods, no dividends (other than dividends or distributions paid in shares of junior stock or options, warrants or rights to subscribe for or purchase shares of junior stock) shall be declared and paid or declared and set apart for payment by the Corporation and no other distribution of cash or other property may be declared and made, directly or indirectly, by the Corporation with respect to any shares of junior stock or parity stock, nor shall any shares of junior stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of junior stock or options, warrants or rights to subscribe for or purchase shares of junior stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of junior stock.”

SECOND: The Charter is hereby further amended by deleting Article V, Section 5.3.13(e) of the Charter in its entirety and substituting in lieu thereof the following:

“(e) Except as set forth in the preceding paragraph, unless full cumulative dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Series B Preferred Stock have been, or are concurrently therewith, declared and paid or declared and set apart for payment for all past Dividend Periods, no dividends (other than dividends or distributions paid in shares of junior stock or options, warrants or rights to subscribe for or purchase shares of junior stock) shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made, directly or indirectly, by the Corporation with respect to any shares of junior stock or parity stock, nor shall any shares of junior stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of junior stock or options, warrants or rights to subscribe for or purchase shares of junior stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of junior stock.”

THIRD: The amendments to the Charter as set forth above have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FIFTH: Except as amended hereby, the rest and remainder of the Charter shall be and remains in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 29th day of May 2020.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Daniel Khoshaba
Name:	Daniel Khoshaba
Title:	Chief Executive Officer

ATTEST:

By:	/s/ Angelica Beltran
Name:	Angelica Beltran
Title:	Secretary